UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2018

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note:

On April 20, 2018, Zosano Pharma Corporation (the “Company”) filed a Current Report on Form 8-K announcing the resignation of Georgia Erbez, as Chief Business Officer and Chief Financial Officer, effective on the later to occur of (i) the date that the Company files with the Securities and Exchange Commission a report on Form 10-Q for the first quarter of 2018 and (ii) May 15, 2018. This Form 8-K is being filed to report the execution of Ms. Erbez’s separation agreement on May 10, 2018.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement

In connection with Ms. Erbez’s resignation as the Company’s Chief Business Officer and Chief Financial Officer effective on May 15, 2018, the Company entered into a Separation Agreement with Ms. Erbez on May 10, 2018 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Ms. Erbez is entitled to receive the following severance: (i) continuation of her current base salary for a period of six (6) months, (ii) continuation coverage for group medical, dental and vision insurance for a period of six (6) months and (iii) acceleration of vesting of her outstanding equity awards with respect to 25% of the unvested portion of such equity awards at the time of her resignation. In addition, any vested options held by Ms. Erbez shall remain exercisable for a period of eighteen (18) months following her resignation. The description of the Separation Agreement contained herein is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Separation Agreement, dated May 10, 2018, between Zosano Pharma Corporation and Georgia Erbez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: May 15, 2018	By:	/s/ John Walker
Name: John Walker
Title: Chief Executive Officer